SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2003

Arbitron Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-01969	2-0278528

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

142 West 57th Street, New York, New York	10019-3300

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 887-1300

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

     As stated in its press release dated January 23, 2003, in order to finalize its Balance Sheet as of December 31, 2002, the Company was in the process of determining the amount of its state net operating loss carryforwards as of the date of the reverse spin-off from Ceridian Corporation. The Company has completed the determination and recorded the deferred tax benefit for state net operating loss carryforwards. This adjustment resulted in an increase in deferred income taxes of $5.7 million, a decrease in other liabilities of $0.9 million and a reduction in stockholders’ deficit of $6.6 million. There was no impact on the Company’s previously reported net income for the year and three months ended December 31, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ARBITRON INC.

Date: March 18, 2003	By:	/s/ Dolores L. Cody Dolores L. Cody Executive Vice President, Legal and Business Affairs, Chief Legal Officer and Secretary

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